AMENDMENT TO

STOCK PURCHASE AGREEMENT

AMENDMENT, dated as of the 30th day of January, 2007, to the Stock Purchase Agreement (the “SPA”), dated July 11, 2005, by and among the Marvin Richards Shareholders, the CK Members and the Fabio Selling Members (collectively the “Sellers”), Sammy Aaron, as Sellers’ Representative, G-III Leather Fashions, Inc., a New York corporation (“Buyer”), and G-III Apparel Group, Ltd., a Delaware corporation, (“G-III”).

RECITALS:

WHEREAS, Buyer, G-III, the Marvin Richards Shareholders, the CK Members and the Fabio Selling Members are parties to the SPA pursuant to which Buyer purchased from the Sellers capital stock and membership interest of the Acquired Companies and Fabio;

WHEREAS, the SPA provides that Buyer shall make certain EBITA Payments to the Sellers;

WHEREAS, the parties desire to combine the Division, excluding operations related to the Calvin Klein licenses, with the Winlit division of Buyer and, as a result, amend provisions of the SPA related to the EBITA Payments;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

1.

Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the SPA.

2.

Amendments to SPA.  The SPA is hereby amended as follows:

(a)

Definitions for the new terms “CK Division”, “Combined Division”, “Combined EBITA” and “CK EBITA” are inserted into Section 1.1 of the SPA as follows:

“CK Division” means, as of February 1, 2007,  a new division of Buyer containing the operations of the Division related to the Calvin Klein licenses, and any additional Calvin Klein licenses obtained primarily as a result of the direct efforts of Sammy Aaron.

“Combined Division” means, as of February 1, 2007,  the combined operations of the Division, excluding operations related to the Calvin Klein licenses, and Buyer’s Winlit division.

“Combined EBITA” means the Combined Division’s earnings before interest and taxes and amortization of intangibles, which shall be equal to the net sales of the Combined Division less (i) cost of sales, including royalties and license fees, except for $100,000 to be paid to Guess?, Inc. with respect to the years ending January 31,  2008 and 2009 and (ii)

the expenses set forth on Schedule A attached hereto, but only if and to the extent such expenses are actually incurred by the Combined Division, other than expenses allocated to the Combined Division in accordance with Schedule A, all as determined in accordance with Buyer’s accounting and allocation procedures outlined in such Schedule and utilized in preparing internal financial statements for Buyer’s divisions.

 “CK EBITA” means the CK Division’s earnings before interest and taxes and amortization of intangibles, which shall be equal to the net sales of the CK Division less (i) cost of sales, including royalties and license fees and (ii) the expenses set forth on Schedule B hereto, but only if and to the extent that such expenses are actually incurred by the CK Division, other than expenses allocated to the CK Division in accordance with Schedule B, all as determined in accordance with the Buyer’s accounting and allocation procedures outlined in such Schedule and utilized in preparing internal financial statements for Buyer’s divisions.

(b)

The definition of the term “EBITA” appearing in Section 1.1 of the SPA is hereby amended and restated in its entirety as follows:

“EBITA” means (A), with respect to the period ending January 31, 2006 and the year ending January 31, 2007, the Division’s earnings before interest and taxes and amortization of intangibles, which shall be equal to the net sales of the Division less (i) cost of sales, including royalties and license fees and (ii) the expenses set forth on Schedule 1.1(ee) hereto (but only if and to the extent that such expenses are actually incurred by the Division), other than expenses allocated to the Division in accordance with Schedule 1.1(ee), all as determined in accordance with the Buyer’s accounting and allocation procedures outlined in such Schedule and utilized in preparing internal financial statements for Buyer’s divisions, and (B), with respect to the years ending January 31, 2008 and 2009, an amount equal to the sum of (1) the product of (a) Combined EBITA and (b) 0.47 and (2) CK EBITA.

(c)

Section 2.2(c) of the SPA is hereby amended by deleting the words “the Division’s” each time they appear in front of “EBITA”.

(d)

Section 7.4 of the SPA is hereby amended and restated in its entirety as follows:

“Section 7.4

Division Bonus Plan.  As soon as practicable, the Buyer shall adopt a bonus plan for the benefit of certain of the employees of the Combined Division  and the CK Division (the “Employee Bonus Plan”).  The Employee Bonus Plan shall provide for aggregate payments to such employees (the “Employee Bonus Plan Payments”) for each of the one-year periods ending on January 31, 2007, January 31, 2008 and January 31, 2009, in an amount equal to 5% of the EBITA for each such one-year period; provided, however, that the EBITA for such one-year period is at least $8,000,000 (in the case of the one-year period ending January 31, 2007, after giving effect to any reduction of EBITA for such one-year period to the extent that the proviso set forth at the end of Section 2.2(d) is applicable); and provided further, however, that the sum of the EBITA Payments and the Employee Bonus Plan Payments shall not exceed $7,500,000 for each such one-year period.  The Employee Bonus Plan Payments shall be distributed to such employees in accordance with the terms and conditions of the Employee Bonus Plan.

3.

Effect of Amendment.  Except as specifically amended herein, the SPA and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect.

4.

Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws.

5.

Counterparts; Facsimile.  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission, or in “PDF” format circulated by electronic means, shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date set forth above.

/s/ Sammy Aaron
SAMMY AARON

/s/ Andrew Reid
ANDREW REID

/s/ Lee Lipton
LEE LIPTON

/s/ Sammy Aaron
SAMMY AARON, as Seller Representative

G-III LEATHER FASHIONS, INC.

By:	/s/ Wayne S. Miller
Name: Wayne Miller
Title: Senior Vice President

G-III APPAREL GROUP, LTD.

By:	/s/ Wayne S. Miller
Name: Wayne Miller
Title: Senior Vice President